UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 23, 2017

KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

001-33824	Delaware	26-0508760
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

151 S. El Camino Drive, Beverly Hills, California		90212
(Address of principal executive offices)		(Zip Code)

(310) 887-6400 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.
On October 23, 2017, Kennedy Wilson Europe Real Estate plc, a public limited company registered in Jersey (“KWE”) issued a Regulatory News Service (“RNS”) announcement with respect to the cancellation of KWE ordinary shares from listing on the premium segment of the UK Listing Authority’s Official List and from admission to trading on the main market for listed securities maintained by the London Stock Exchange. The RNS announcement follows the completion of the acquisition by Kennedy Wilson Holdings, Inc., a Delaware corporation (“KWH”) of all of the outstanding shares (other than shares owned by KWH or its subsidiaries or held in treasury) of KWE, by means of a scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991, as amended., on October 20, 2017.

A copy of the RNS announcement is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information pursuant to this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	RNS Announcement, dated October 23, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.
By:    /s/ Justin Enbody
Name:    Justin Enbody

Title:	Chief Financial Officer

Date: October 23, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	RNS Announcement, dated October 23, 2017.